Exhibit 5.1

111 South Wacker Drive Chicago, IL 60606 Telephone: 312-443-0700 Fax: 312-443-0336 www.lockelord.com

October 26, 2023

Abacus Life, Inc.

2101 Park Center Drive, Suite 170

Orlando, Florida 32835

Ladies and Gentlemen:

We have acted as counsel to Abacus Life, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration, offering, issuance and sale under the Securities Act of up to 3,164,991 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issuable under the Abacus Life, Inc. 2023 Long-Term Equity Incentive Plan (the “Plan”).

In connection with this opinion, we have examined and relied upon: (a) the Registration Statement, (b) the Company’s certificate of incorporation and bylaws, each as currently in effect, (c) the Plan and (d) originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below (collectively, the “Documents”). In our examination we have assumed (without any independent investigation) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon (without any independent investigation) certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or its representatives or officers.

Our opinions expressed below are also subject to the effect of: (a) bankruptcy, insolvency, reorganization, receivership, moratorium, avoidance, arrangement and other laws affecting contractholders’ rights generally (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law) and the discretion of the court before which proceedings thereof may be brought; and (c) generally applicable rules of law that limit or affect the enforceability of provisions that purport to waive or require waiver of (or that otherwise purport to have the effect of waiving) procedural, judicial or substantive rights or defenses.

Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock issuable pursuant to the Registration Statement and the Plan have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, the shares of Common Stock issued thereunder will be validly issued, fully paid and nonassessable.

Abacus Life, Inc.

October 26, 2023

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware as in effect as of the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

The opinion herein is limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be given beyond the opinion expressly set forth in this opinion letter. We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ LOCKE LORD LLP